SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2003

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE.

On Friday, September 19, 2003, Charter Communications, Inc. announced that it and its indirect subsidiary, CCH II, LLC have entered into agreements to purchase an aggregate of $609 million principal amount of its convertible senior notes and $1.3 billion principal amount of the senior notes and senior discount notes issued by Charter Communications Holdings LLC from a small number of institutional investors in privately negotiated transactions. The entirety of the press release appearing in Exhibit 99.1 hereto is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: September 19, 2003

By: /s/ Steven A. Schumm
Name: Steven A. Schumm
Title: Executive Vice President and Chief
Administrative Officer and Interim
Chief Financial Officer (Principal
Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 19, 2003 (furnished pursuant to Item 9).